                                                                    Exhibit 12.1

Reckson Associates Realty Corp.
Ratios of Earnings to Combined Fixed Charges

The following table sets forth the calculation of the Company's consolidated ratios of earnings to fixed charges for the periods shown (in Thousands):

----------------------------------- -------- ------- ------- ------------------- ------------------- -------
                                                             For the Period from For the Period from
                                                                June 3, 1995       January 1, 1995
                                                                     To                  to
Description                           1998     1997   1996    December 31, 1995     June 2, 1995      1994
----------------------------------- -------- ------- ------- ------------------- ------------------- -------
Interest                            $ 55,139 $23,936 $13,331       $5,331              $7,622        $17,426
----------------------------------- -------- ------- ------- ------------------- ------------------- -------
Rent Expense                           1,321     952     830          434                 176            375
----------------------------------- -------- ------- ------- ------------------- ------------------- -------
Amortization of Debt Issuance
Costs                                  1,600     797     525          400                 195            564
----------------------------------- -------- ------- ------- ------------------- ------------------- -------
                                      58,060  25,685  14,686        6,165               7,993         18,365
----------------------------------- -------- ------- ------- ------------------- ------------------- -------
Income from Continuing Operations
before Minority Interest and
Fixed Charges                       $122,541 $71,175 $39,876      $16,719              $8,187        $17,872
----------------------------------- -------- ------- ------- ------------------- ------------------- -------
Ratio of Earnings to Fixed Charges      2.11    2.77    2.72         2.71              1.02             0.97
----------------------------------- -------- ------- ------- ------------------- ------------------- -------